THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

The Third Amendment to Employment Agreement is entered into between CNA Financial Corporation (the “Company”) and Thomas F. Motamed (the “Executive”), as of September 8, 2011 (the “Amendment”).

WHEREAS, the Company and the Executive previously entered into an Employment Agreement, dated May 22, 2008, as amended by the First Amendment thereto as of October 24, 2008 and by the Second Amendment thereto as of March 3, 2010 (as amended, the “Employment Agreement”). Terms not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement;

WHEREAS, the Company and the Executive desire to extend the Term of the Employment Agreement to modify certain other provisions of the Employment Agreement;

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Employment Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 1 of the Employment Agreement is hereby amended by replacing “December 31, 2013” with “December 31, 2016”.

2.
Section 3(d) of the Employment Agreement is hereby amended by replacing “During the Term” in the first sentence with “For each calendar year up to and including 2011” and by replacing “that commences during the Term” in the third sentence with “up to and including 2011”. In addition, the section is also amended to add the following to the end of the section: “No further annual grant of SARs shall be made to the Executive following the grant for calendar year 2011, which shall have made in the first quarter of such calendar year.”

3.
Section 3(e)(ii) of the Employment Agreement is hereby amended by replacing “Each calendar year during the Term” in the first sentence with “Each calendar year during the Term up to and including 2011” and inserting the following the following after the second sentence in the section:

“Beginning with and including calendar year 2012 and for each calendar year following during the Term, the Executive shall be granted RSUs having a value of $5,000,000 on the date of grant, based upon the VWAP.”

4.	Section 3(g)(ii) of the Employment Agreement is hereby amended by replacing the second reference to “January 1, 2014” in the first sentence with “the date of termination”.

5.
Except as modified by this Amendment, the Employment Agreement remains in full force and effect in accordance with its terms, covenants and conditions, all of which are hereby ratified and confirmed by the Executive and the Company. In addition, this Amendment and the Employment Agreement, as amended by this Amendment contain the entire agreement of the parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral with respect to such subject matter.

6.
No provision in this Amendment may be amended unless such amendment is set forth in a writing that expressly refers to the provision of this Amendment that is being amended and that is signed by the Executive and an authorized officer of the Company.

7.
This Amendment shall be governed, interpreted, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of Delaware (without regard to choice of law or conflict of laws principles), to the extent not displaced by federal law.

8.
This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Amendment and all of which, when taken together, shall be deemed to constitute one and the same agreement. Signatures delivered by facsimile shall be deemed effective for all purposes.

[Signatures follow on subsequent page]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Employment Agreement as of the date stated above.

CNA FINANCIAL CORPORATION

By	/s/ Jonathan D. Kantor
	Name:	Jonathan D. Kantor
	Title:	Executive Vice President, General Counsel and Secretary

THOMAS F. MOTAMED

/s/ Thomas F. Motamed